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                                                                Exhibit 10.36

                                VISA U.S.A. INC.
                             PARENT COMPANY GUARANTY

         This Parent Company Guaranty ("Guaranty") is effective this 6th day of August, 2002, between National City Corporation ("GUARANTOR"), located at 1900 East Ninth Street, Cleveland, Ohio 44072 and VISA U.S.A. INC., located at 900 Metro Center Boulevard, Foster City, California 94404 ("VISA").

                                   WITNESSETH

         WHEREAS National City Bank of Kentucky ("MEMBER"), located at 101 South Fifth Street, Louisville, Kentucky 40202, is a member of VISA; and

         WHEREAS, GUARANTOR is a corporation under the laws of the state of Delaware that is affiliated with MEMBER and benefits from MEMBER's VISA membership; and

         WHEREAS, VISA has risk management policies and procedures applicable to MEMBER's continuing membership in VISA; and

         WHEREAS, pursuant to such risk management policies and procedures, VISA requires a guaranty of payment of MEMBER's obligations of membership in VISA as a condition of acceptance or continuation of MEMBER's membership; and

         WHEREAS, GUARANTOR has agreed to guarantee MEMBER's financial obligations of membership in VISA;

         NOW, THEREFORE, to induce VISA's acceptance or continuation of MEMBER's membership, GUARANTOR and VISA mutually have agreed to the following covenants and conditions.

                                    AGREEMENT

1. NATURE OF GUARANTY. GUARANTOR guarantees payment of MEMBER's membership obligations now or hereafter existing pursuant to VISA's Certificate of Incorporation and Amendments, Bylaws, rules, policies, and Operating Rules, including without limitation those obligations for which VISA acts as the ultimate guarantor, should MEMBER default or fail to meet its obligations of membership, as well as MEMBER's obligations to pay any VISA member attendant to MEMBER's membership in VISA, and VISA's expenses incurred in payment of such obligations on MEMBER's behalf or otherwise because of MEMBER's failure to meet such obligations including, without limitation, rewards paid or payable for recovery of cards and reasonable legal expenses ("Obligations"). This guaranty is an unconditional guaranty of immediate payment by GUARANTOR, its successors and


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         assigns of every Obligation, without regard to the validity (if invalidity results from the lack of valid authorization for any Obligation) or enforceability of such Obligation. Without limiting the generality of the foregoing, GUARANTOR's liability shall extend to all Obligations that are unenforceable or not allowable due to the receivership, bankruptcy, reorganization or similar proceeding involving MEMBER.

         Anything herein to the contrary notwithstanding, the total liability of GUARANTOR to VISA under this Guarantee shall not exceed the sum of Six Hundred Million and 00/100 Dollars ($600,000,000.00).

2. RESPONSIBILITY FOR INFORMATION. GUARANTOR agrees to furnish VISA information on GUARANTOR's and MEMBER's financial conditions immediately when requested. GUARANTOR assumes all responsibility for keeping itself informed of MEMBER's financial condition and Obligations.

3. CONSENT TO VISA'S ACTS. GUARANTOR consents to all of VISA's actions affecting the Obligations, including any changes in VISA's Certificate of Incorporation and Amendments, Bylaws, rules, policies or Operating Rules giving rise to the Obligations, releasing or substituting other guarantors, or the pledging or releasing of any security for the payment of the Obligations, without notice to GUARANTOR or any additional consent and without affecting in any way GUARANTOR'S liability.

4. SUBORDINATION OF GUARANTOR. Any existing or future indebtedness of MEMBER to GUARANTOR is subordinated to the Obligations. GUARANTOR agrees to take whatever reasonable action VISA requires to enable VISA to obtain immediate payment of the Obligations. GUARANTOR acknowledges and agrees that VISA can take all actions reasonably and lawfully available to it to secure immediate payment including, without limitation, debiting GUARANTOR's settlement account for the amount owed if GUARANTOR also is a member of Visa International Service Association.

5. WAIVER. GUARANTOR waives notice of acceptance of or default under this Guaranty, protest, presentment, demand for payment and any right to require VISA to proceed against MEMBER or any other party or pursue any other remedy. GUARANTOR waives any defenses based on or arising out of any defense of MEMBER other than payment in full of the Obligations. Until all of MEMBER's Obligations are paid in full, GUARANTOR shall have no right of subrogation and waives any right to enforce any remedy which VISA may have against MEMBER. VISA does not waive any right or power by any act, failure to act or delay, unless specifically waived in an executed written instrument.

6. DEFAULT. All liability of GUARANTOR to VISA shall become due and payable immediately, without notice or demand on:

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         a.       MEMBER'S failure to pay when due any Obligation,

         b. MEMBER's failure to have in its settlement account adequate funds to settle one or more transactions at any time when settlement is due,

         c. MEMBER's engaging in any activity pursuant to rights of VISA membership in excess of any threshold established for such activity from time to time by VISA for VISA's members generally or MEMBER specifically, as to which threshold MEMBER has been notified,

         d. VISA's reasonable determination, based on the information then available to it, that for any reason MEMBER cannot or imminently will not meet any of its Obligations,

         e. GUARANTOR's or MEMBER's dissolution, insolvency, assignment for benefit of creditors, or commencement of debtor relief proceedings,

         f. Appointment of or MEMBER's or GUARANTOR's consent to the appointment of a receiver, conservator or other legal custodian for MEMBER or GUARANTOR, or attachment of court order on MEMBER's or GUARANTOR's property,

         g. Failure by GUARANTOR or MEMBER to pay any material tax or assessment when due.

7. GUARANTOR'S LIABILITY. GUARANTOR's liability is independent of any other security for or other guaranty of MEMBER's obligations, and is not affected by:

         a. Any payment on any other guaranty or undertaking, or any payment by MEMBER or GUARANTOR to any party other than VISA;

         b. Any other guaranty of GUARANTOR or any other party of MEMBER's Obligations;

         c. Any payment made on the Obligations which is repaid to MEMBER under court or administrative order in any insolvency, receivership or debtor relief proceedings. GUARANTOR waives any rights to the deferral or modification of GUARANTOR's obligations because of such proceedings;

         d. The merger, consolidation, restructuring, reorganization or dissolution of MEMBER or GUARANTOR.



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8.       ENFORCEMENT. GUARANTOR agrees to pay all reasonable expenses, including attorney's fees and costs, incurred by VISA in enforcing this Guaranty or in any action or proceeding on this Guaranty that holds GUARANTOR liable under this guarantee.

9. TERMINATION. This Guaranty shall be effective until the sooner of (a) VISA's consent to its termination, (b) MEMBER's termination as a VISA member and satisfaction of all obligations of such membership secured by this Guaranty or until the effective date of revocation contained in a written notice of revocation sent by GUARANTOR to VISA, which revocation date shall not be earlier than nine (9) months after such notice is received by VISA; provided, however, that any such revocation shall not affect any outstanding obligation or liability hereunder created or incurred prior to the revocation date contained in such notice or any unpaid portion thereof which may be renewed or extended. Without limitation of the foregoing , MEMBER will continue to be responsible for any transactions that are handled by th Member prior to the effective date of revocation of this Guaranty, including any chargebacks, reversals, credits or other adjustments connected with such a transaction, regardless of when such adjustments occur. If Member notifies VISA that Member believes itself to be adequately capitalized, then VISA shall re-evaluate the necessity of keeping this Guaranty in force and may, in VISA's discretion, agree to terminate this Guaranty; provided, however, that VISA shall not be required to perform such re-evaluation more than once in any twelve month period.

10. BENEFIT. This Guaranty shall inure to the benefit of VISA, its subsidiaries, its corporate parent, VISA International Service Association, correspondents successors and permitted assigns, apply to MEMBER and its successors, and be binding upon GUARANTOR and its successors and permitted assigns. The Guarantee may not be assigned by Guarantor. The Guarantee may be assigned by Visa to its subsidiarries or affiliates without consent, and to other parties with the written consent of MEMBER, which consent shall not unreasonably be withheld. Any attempted assignment in violation of this Agreement will be void ab initio.

11. MODIFICATIONS. The terms and provisions of this Guaranty may not be waived or modified except by a writing signed by both parties.

12. GOVERNING LAW. This Guaranty shall be governed by the laws of the State of California, without giving effect to its conflict of laws provisions. If any of its provisions are held invalid under the laws of any jurisdiction, the rest of the Guaranty shall be enforced without those provisions.

13. REPRESENTATIONS AND WARRANTIES. GUARANTOR hereby represents and warrants as follows:

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         a.       The execution, delivery and performance of this Guaranty has been duly authorized by all necessary corporate action on the part of GUARANTOR. Specifically, this Guaranty has been approved by the Board of Directors or Loan Committee of Guarantor, and is reflected in the minutes thereof. This Guaranty constitutes the legal, valid and binding obligation of GUARANTOR, enforceable against GUARANTOR in accordance with its terms.

         b. This Guaranty does not violate the charter or bylaws of GUARANTOR, any agreement to which GUARANTOR is a party or is subject, or any law, rule or regulation applicable to GUARANTOR.

         c. The GUARANTOR is not, nor by entering into this Guaranty will it be rendered, insolvent.

         d. The person signing immediately below on behalf of GUARANTOR has full legal and corporate authority to execute this Guaranty.

         IN WITNESS WHEREOF, GUARANTOR has executed this Guaranty this 6th day of August, 2002.


National City Corporation

("GUARANTOR")


By  /s/ Robert G. Siefers
    -----------------------------------------------

Name   Robert G. Siefers
       --------------------------------------------

Title Vice Chairman
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